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The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of this contents of this announcement.


                                [GRAPHIC OMITTED]

                           unaudited financial results
                  for the NINE months ended 31st december, 2001


In view of the fact that Hang Fung Gold Technology Limited (the "Company") is an associate of S.W. Lam, Inc. which is quoted on the National Association of Securities Dealers, Inc. Electronic Bulletin Board, the quarterly and annual results of the Company and S.W. Lam, Inc. are accordingly required to be simultaneously disseminated in Hong Kong and the United States.


The Directors of Hang Fung Gold Technology Limited (the "Company") announce the unaudited consolidated income statements of the Company, its subsidiaries and associates (collectively the "Group") for the three months and nine months ended 31st December, 2001 together with comparative figures for the corresponding periods in 2000 as follows:

CONSOLIDATED INCOME STATEMENTS
                                                       Nine months ended                Three months ended
                                                         31st December                     31st December
                                                      2001            2000              2001           2000
                                     Note          HK$'000         HK$'000           HK$'000        HK$'000
                                                           (Unaudited)                       (Unaudited)
Turnover                              (2)            968,475         802,849           350,322         372,172
Cost of sales                                       (825,641)       (668,785)         (298,651)       (321,748)
                                               -------------   -------------     -------------   -------------
Gross profit                                         142,834         134,064            51,671          50,424
Selling and distribution expenses                    (22,438)        (11,831)          (10,789)         (4,264)
General and administrative expenses                  (59,195)        (46,655)          (22,768)        (14,751)
Impairment loss on goodwill arising
  on acquisition of associates        (1)               --          (188,142)             --              --
                                               -------------   -------------     -------------   -------------
Profit from operations                                61,201        (112,564)           18,114          31,409
Interest income                                        6,027           5,475             1,402           1,532
Interest expense                                     (25,079)        (18,496)           (7,803)         (6,953)
Share of loss of associates and provision for
  doubtful receivables from an associate              (8,500)         (4,623)           (2,869)         (3,884)
                                               -------------   -------------     -------------   -------------
Profit before taxation                                33,649        (130,208)            8,844          22,104
Taxation                              (3)             (3,372)         (5,000)             (972)         (2,000)
Profit attributable to shareholders                   30,277        (135,208)            7,872          20,104
                                               =============   =============     =============   =============
Dividend - interim                                      --              --                --              --
                                               =============   =============     =============   =============

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Earnings/(Loss) per share             (4)
  - Basic                                        0.568 cents   (3.235) cents
                                               =============   =============

  - Diluted                                      0.565 cents   (3.199) cents
                                               =============   =============
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Notes:

1.   Principal accounting policies

     The unaudited consolidated income statements have been prepared in accordance with the principal accounting policies set out in the Company's annual accounts for the year ended 31st March, 2001, except for goodwill set out below.

     Effective from 1st April, 2001, the Company has adopted SSAP 30 "Business Combination", goodwill arising on acquisitions is capitalised in the balance sheet and amortised to the income statement in accordance with the pattern of the related economic benefits flowing to the Company. This change in accounting policy has been applied retrospectively. As a result of this change in accounting policy, the goodwill of approximately HK$188,142,000, which was previously eliminated against reserves, has been reinstated and an impairment loss of approximately HK$188,142,000 has been recognised in corresponding period in 2000.


2.   Turnover

     Analysis of the Group's turnover by geographical locations is as follows:

                                                              Nine months ended
                                                                31st December
                                                              2001          2000
                                                          Turnover      Turnover
                                                          HK$'000       HK$'000

     By geographical locations
      Mainland China and Hong Kong                        658,560       487,329
      South East Asia                                     125,925       112,399
      Europe                                               58,068        77,073
      The United States of America                         78,466        76,271
      Others                                               47,456        49,777
                                                         --------      --------

                                                          968,475       802,849
                                                         ========      ========

     Turnover by geographical locations is determined on the basis of the destination of delivery of products.

3.   Taxation

     Taxation in the consolidated income statements represents:

                                                              Nine months ended
                                                                31st December
                                                              2001       2000
                                                           HK$'000    HK$'000

     Hong Kong taxation                                     3,372         5,000
                                                         ========      ========

     The Company is exempted from taxation in Bermuda until 2016. Hong Kong profits tax was provided at the rate of 16% (2000: 16%) on the estimated assessable profit arising in or derived from Hong Kong.

     There was no significant unprovided deferred taxation as at 31st December, 2001.

4.   Earnings/(Loss) per share

     (a)  Basic earnings/(loss) per share
          The calculation of basic earnings/(loss) per share is based on the profit attributable to shareholders of HK$30,277,000 (2000: loss of HK$135,208,000) and 5,332,000,000 shares (2000: 4,179,425,000 shares)
          in issue during the period.

     (b)  Diluted earnings/(loss) per share
          The calculation of diluted earnings/(loss) per share is based on the profit attributable to shareholders of HK$30,277,000 (2000: loss of HK$135,208,000) and on the weighted average number of 5,362,577,396 shares (2000: 4,226,132,000 shares) in issue during the period after adjusting for the effects of all dilutive potential shares. The effect of the dilutive potential shares resulting from the exercise of the outstanding employee share options on the weighted average number of shares in issue during the period was 30,577,396 shares (2000:
          46,707,000 shares), which were deemed to have issued at no consideration if all outstanding employee share options had been exercised on the date when the employee share options were granted.

5.   Comparative figures

     Certain comparative figures have been reclassified to conform to the current period presentation.

RESULTS
Turnover for the nine months ended 31st December, 2001 amounted to approximately HK$968,475,000 representing an increase of 20.6% over the corresponding period in 2000. Profit from operation before impairment loss on goodwill arising on acquisition of associates was HK$61,201,000 (2000: HK$75,578,000). The decrease in profit was due to (1) change of product mix of increase in proportion of sales of gold products of relatively lower gross profit margin; (2) increase in selling and administrative expenses which was mainly due to increase in size of operation and business in general, expansion of distribution network and the establishment of the "3D-Gold Tourism Exhibition Hall"; and (3) adoption of more competitive pricing strategy to cope with increasing competition and to increase market share.

Profit attributable to shareholders before impairment loss on goodwill arising on acquisition of associates amounted to approximately HK$30,277,000 (2000:
HK$52,934,000). The decrease in profit was mainly due to (1) the increase in share of loss of associates and provision for doubtful receivable from an associate and (2) the increase in interest expense due to increase of bank borrowings for expanding distribution network and the establishment of the "3D-Gold Tourism Exhibition Hall".

REDUCTION OF SHARE PREMIUM ACCOUNT
On 1st March, 2002, the Company has passed a resolution to reduce the entire share premium accounts to zero by canceling the entire amount HK$328,220,000 standing to the credit of the share premium accounts as at 1st March, 2002. The cancelled amount will be transferred to the contributed surplus account of the Company. The amount of HK$200,693,000 in the contributed surplus account will then be set off against the accumulated deficit of the Company as at 31st March, 2001 of HK$200,693,000. As a result, the Company will enable to declare dividends to shareholders of the Company at an earlier opportunity and make a distribution to shareholders out of the contributed surplus account as and when they consider it appropriate to do so.


THIRD INTERIM DIVIDEND
The Directors do not recommend any third interim dividend in respect of the nine months ended 31st December, 2001 (2000: Nil).

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PURCHASE, SALE AND REDEMPTION OF SECURITIES
Neither the Company nor any of its subsidiaries purchased, sold or redeemed any of the Company's listed securities during the nine months ended 31st December, 2001.

                                                          On behalf of the Board
                                                               Lam Sai Wing
                                                                 Chairman

Hong Kong, 21st March, 2002